                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       Form 8-K

                  Current Report Pursuant to Section 13 or 15(d) of
                              The Securities Act of 1934



Date of Report (Date of earliest event reported) APRIL 24, 1997 (APRIL 11, 1997)
                                               -------------------------------

             SUPERIOR NATIONAL INSURANCE GROUP, INC.
--------------------------------------------------------------------------------

                (Exact name of registrant as specified in its charter)



              DELAWARE            0-25984                  95-4610936
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(State or other                 (Commission             (I.R.S. Employer
jurisdiction                     File Number)           Identification No.)
of incorporation)




    26601 AGOURA ROAD, CALABASAS, CALIFORNIA                    91302
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     (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code    (818) 880-1600
                                                      ------------------------



                   REGISTRANT WAS FORMERLY A CALIFORNIA CORPORATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
            (Former name or former address, if changed since last report.)


                                              Exhibit Index Appears on Page 10

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ITEM 2.

         (a) On April 11, 1997 (the "Closing Date"), Superior National
Insurance Group, Inc. (the "Company") acquired Pac Rim Holding Corporation ("Pac Rim") for approximately $42,000,000 in cash (the "Acquisition"). Through its wholly-owned subsidiary, The Pacific Rim Assurance Company, to be renamed Superior Pacific Casualty Company ("SPCC"), Pac Rim writes workers' compensation insurance in California, Arizona, and other states. The Acquisition was consummated pursuant to an Amended and Restated Agreement and Plan of Merger (the "Agreement") dated as of September 17, 1996, as amended and restated February 17, 1997, by and among the Company, Pac Rim and SNTL Acquisition Corp. On the Closing Date, SNTL Acquisition Corp., a wholly-owned subsidiary of the Company, was merged with and into Pac Rim. The approximately $42,000,000 paid was distributed to Pac Rim's stockholders, option holders, warrant holders and debenture holders as follows: (i) each outstanding share of Pac Rim common stock was converted into the right to receive $2.105 in cash, resulting in a total payment of $20,056,861 to such stockholders; (ii) the Company acquired the in-the-money stock options of Pac Rim for approximately $44,000, (iii) the Company acquired warrants convertible into Pac Rim common stock for $1,912,500; and (iv) the Company purchased Pac Rim's outstanding $20,000,000 of Series A Convertible Debentures for face value. The debentures and warrants were acquired pursuant to a Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrant Purchase Agreement dated as of September 17, 1996, as amended, effective February 17, 1997, by and among the Company, Prac Limited Partnership and Allstate Insurance Company. All "out-of-the-money" options and warrants of Pac Rim were cancelled without consideration.

          The Acquisition was financed by an $18,000,000 private placement of common stock of the Company (the "Stock Issuance"), and by a $44,000,000 term loan (the "Term Loan"). The Term Loan was made pursuant to a Credit Agreement dated April 11, 1997, by and among the Company, SNTL Acquisition Corp., a syndicate of banks and The Chase Manhattan Bank, as Administrative Agent ("Chase"). Proceeds of the Term Loan were used, in addition to consummating the Acquisition and paying fees and expenses in connection therewith, to repay existing long-term debt and to make a $10,000,000 capital contribution to SPCC on the Closing Date. The Term Loan is due and payable in full April 11, 2003. Principal payments on the Term Loan are due every six months beginning October 11, 1997, and will be paid in eleven consecutive installments of $3,650,000 and a final installment of $3,850,000. The interest rate is a LIBOR-based variable rate, but will not exceed Chase's prime commercial lending rate unless default interest becomes due. The Credit Agreement contains customary covenants, including financial ratios. The Term Loan is secured by a pledge of the stock of the Company's subsidiaries, including Superior National Insurance Company ("SNIC") and SPCC. As a condition to the Term Loan, the Company formed Superior Pacific Holding Corporation ("Superior Pacific") as an intermediate holding company, and Superior Pacific assumed the obligations of the borrower under the Term Loan.

         The Stock Issuance was consummated pursuant to that certain Stock Purchase Agreement dated as of September 17, 1996, as amended and restated February 17, 1997, by and among the Company, Insurance Partners, L.P., Insurance Partners (Offshore) Bermuda, L.P. (together, "IP"), TJS Partners, L.P., and members of the Company's management. The Company on the Closing Date sold 2,390,438 shares of its common stock, $.01 par value ("Common Stock") at $7.53 per share (the "Newly Issued Stock"). The Stock Issuance was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act. The Stock Issuance was approved by the shareholders of the Company at the Annual Meeting of Shareholders on April 8, 1997. The $7.53 price was substantially below the market price of the Company's Common Stock on the Closing Date, but reflective of the market price of the Common Stock in September 1996, when the Stock Purchase Agreement and the Agreement were signed. As a result of the Stock Purchase, the Company believes that IP controls approximately 37% of the Company's Common Stock. Under the terms of the Stock Purchase Agreement, IP is subject to certain covenants intended to restrict IP and its Associates (as defined in the Stock Purchase Agreement) from exercising control over the Company or its Board of Directors.

         The Company has entered into a Registration Rights Agreement with IP. The Registration Rights Agreement provides that, with respect to the shares of Newly Issued Stock to be received by IP pursuant to the Stock Purchase Agreement, IP and any Affiliate thereof (as defined in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act")) to whom or which such shares have been transferred may, on not more than three occasions at any time commencing after the Closing Date, require the Company at its sole expense to prepare and file with the SEC a registration statement under the Securities Act, covering the public offer and sale of such shares, in addition to other shares requested to be so covered by other securities holders having similar, preexisting registration rights, and use its best efforts to cause to be declared effective and remain effective for up to the lesser of 180 days or the period during which all of the shares requested to be so registered by IP and any Affiliate thereof have been sold (a "Demand Registration"). Notwithstanding the terms described above, the Company is not required to file a registration statement in response to a Demand Registration if certain conditions are not met, including the anticipated failure of a Demand Registration to earn an aggregate net offering price of $7.5 million or more.
In addition, IP's and its Affiliates' ability to request three Demand Registrations shall be reduced to two such requests if the Company has registered shares of Newly Issued Stock held by IP or any of its Affiliates having an anticipated net offering price of not less than $5 million pursuant to an exercise of their "piggyback rights." Under the Registration Rights Agreement, IP and IP's Affiliates have customary "piggyback" registration rights allowing them to register shares in the event the Company proposes to sell any of its stock or other securities to the public in a transaction registered under the Securities Act. The Registration Rights Agreement contains additional customary terms and provisions, including reciprocal indemnification and contribution provisions with respect to information furnished or provided by the Company or IP for inclusion in any such registration statement.

         The Purchase Price for Pac Rim was determined by representatives of the Company and the Board of Directors of Pac Rim by means of arm's-length bargaining between such parties, and was less than the market price of Pac Rim common stock on February 14, 1997. The $42,000,000 price represents a reduction of $12,000,000 from the $54,000,000 price originally agreed upon by the parties in September 1996. The Company and the Board of Directors of Pac Rim arrived at the revised price in negotiations following the decision by Pac Rim to book an additional $12,000,000 in loss and loss adjustment expense reserves for accident years 1995 and prior as of December 31, 1996. The Company believes that the reserve adjustment resulted from questions raised as to the adequacy of Pac Rim's loss reserves by the California Department of Insurance in the course of the Department's Triennial Examination of Pac Rim completed in early 1997.

         Prior to the Acquisition, there was no material relationship between the Company or any of its affiliates (including their respective officers, directors, partners and authorized representatives, and any associate of any such individuals), on the one hand, and Pac Rim or any of their respective affiliates (including their respective officers, directors, partners and any associate of any such officer or director), on the other hand.

         (b) Prior to the Acquisition, SPCC wrote workers' compensation insurance in California, Arizona and other states, focusing in particular on the Southern California market. SPCC is headquartered in Woodland Hills, California, only eight miles from the Company's headquarters in Calabasas, California. The Company intends to integrate the operations of SPCC with SNIC as quickly as possible. To that end, the Company will now operate under the name "Superior Pacific." The Company intends that substantially all new and renewal business of SPCC will be written through SNIC, using SNIC's current underwriting policies and claims management systems. SPCC will operate as a subsidiary of Superior Pacific and continue to satisfy claims on existing policies. The California Department of Insurance, in approving the Form A application of

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the Company to acquire Pac Rim, requested that the Board of Directors of the
Company memorialize its intent to operate SPCC in this fashion, and the Board of Directors has complied with the Department's request.

         The assets acquired by the Company included all equipment and other physical property, principally furnishings and information systems, previously owned and operated by SPCC and its subsidiary, Regional Benefits Insurance Services, Inc., which assets will continue to be utilized to operate SPCC as a workers' compensation insurance company. No real property was acquired as a result of the transaction.

ITEM 5.

         On April 11, 1997, (the "Closing Date"), the Company reincorporated in Delaware. The reincorporation was approved by the shareholders of the Company at the Annual Meeting of Shareholders on April 8, 1997. The reincorporation was accomplished by the merger of Superior National Insurance Group, Inc., a California corporation ("SNIG-California"), with and into Superior National Insurance Group, Inc., a Delaware corporation ("SNIG-Delaware") and a wholly-owned subsidiary of SNIG-California. Each share of common stock of SNIG-California has been converted into one share of SNIG-Delaware Common Stock, par value $.01 per share. All warrants and options to purchase SNIG-California common stock outstanding have likewise been converted into rights to purchase the same number of shares of SNIG-Delaware Common Stock. None of the Company's operations, properties or assets were affected by the reincorporation, and SNIG-Delaware Common Stock is registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Exchange Act, by operation of Rule 12g-2(b) under the Exchange Act. The Company's listing on the Nasdaq National Market was not affected by the reincorporation. Stockholders of the Company are being requested to exchange their certificates of SNIG-California common stock for certificates of SNIG-Delaware Common Stock, as SNIG-Delaware certificates contain a legend referring holders of such certificates to the Transfer Restrictions (defined below) set forth in Article Sixth of the Certificate of Incorporation of the Company. The Certificate of Incorporation of the Company and the Bylaws of the Company are filed herewith.

         The Certificate of Incorporation of the Company, as adopted upon reincorporation, includes restrictions on the transfer of Common Stock (the "Transfer Restrictions") intended to preserve the full availability of the Company's net operating loss carry forwards ("NOLs") under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). As of December 31, 1996, the Company held $86.1 million of NOLs which could be applied to reduce future income taxes payable by the Company. The NOLs begin to expire in material amounts in 2006.

         The following description of the Transfer Restrictions is qualified in its entirety by reference to the complete text of Article Sixth of the Certificate of Incorporation of the Company, filed herewith. The Certificate of Incorporation generally restricts, until three years after the Closing Date or April 12, 2000, any direct or indirect transfer of "stock" (which term, for purposes of the Transfer Restrictions, includes the Common Stock and any other equity security treated as "stock" under Section 382) of the Company if the effect would be to increase the ownership of stock by any person who during the preceding three-year period owned 4.90% or more of the Company's stock, would otherwise increase the percentage of stock owned by a "5 percent stockholder" (as defined in Section 382, substituting "4.90 percent" for "5 percent"), or otherwise would cause an ownership change of the Company within the meaning of
Section 382. Transfers included under the Transfer Restrictions include sales to persons whose resulting percent ownership would exceed the thresholds discussed above, or to persons whose ownership of shares would by attribution cause another person to exceed such thresholds, as well as sales by persons who exceeded such thresholds prior to the Transfer Restrictions' becoming effective. Numerous rules of attribution, aggregation, and calculation prescribed under the Code (and related regulations) will be applied in determining whether the 4.90% threshold has been met and whether a group of less than 4.90% stockholders will be treated as a "public group" that is a 5 percent

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stockholder under Section 382.  As a result of these attribution rules, the
Transfer Restrictions could result in prohibiting ownership of the Company's stock as a result of a change in the relationship between two or more persons or entities, or a transfer of an interest other than the Company's stock, such as an interest in an entity that, directly or indirectly, owns the Company's stock. The Transfer Restrictions may also apply to proscribe the creation or transfer of certain "options" (which are broadly defined by Section 382) in respect of the Company's stock to the extent, generally, that exercise of the option would result in a proscribed level of ownership.

         Generally, the Transfer Restrictions are imposed only with respect to the amount of the Company's stock (or options with respect to the Company's stock) purportedly transferred in excess of the threshold established in the Transfer Restrictions. In any event, the restrictions will not prevent a transfer if the purported transferee obtains the approval of the Board of Directors, which approval shall be granted or withheld in the sole and absolute discretion of the Board of Directors, after considering all facts and circumstances including but not limited to future events deemed by the Board of Directors to be reasonably possible. Such approval may be granted to permit a transaction to raise additional capital, at a level likely to result in an ownership change, but the Board of Directors will weigh the risks of a limitation on the use of the NOLs against the need for additional capital before granting such approval.

         All certificates representing the Company's stock, including the stock issued in the Stock Issuance and stock issued on a negotiated or other transfer since April 11, 1997, will bear the following legend: "THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO
ARTICLE SIXTH OF THE CERTIFICATE OF INCORPORATION OF SUPERIOR NATIONAL INSURANCE GROUP, INC." The Company has also issued instructions to the transfer agent of the Company (the "Transfer Agent") to implement the Transfer Restrictions. The Transfer Restrictions provide that the Transfer Agent shall not record any transfer of the Company's stock purportedly transferred in excess of the threshold established in the Transfer Restrictions. The Transfer Agent also has the right, prior to and as a condition to registering any transfers of the Company's stock on the Company's stock transfer records, to request an affidavit from the purported transferee of the stock regarding such purported transferee's actual and constructive ownership of the Company's stock, and if the Transfer Agent does not receive such affidavit or the affidavit evidences that the transfer would violate the Transfer Restrictions, the Transfer Agent is required to notify the Company and not to enter the transfer in the Company's stock transfer records. These provisions may result in the delay or refusal of certain requested transfers of the Company's stock.

         Beginning on the Closing Date, any direct or indirect transfer of stock attempted in violation of the restrictions is void AB INITIO as to the purported transferee, and the purported transferee would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise. Stock acquired in violation of the Transfer Restrictions is referred to as "Excess Stock."

         Excess Stock automatically will be transferred to a trustee for the benefit of a charitable beneficiary designated by the Company, effective as of the close of business on the business day prior to the date of the violative transfer. Any dividends or other distributions paid prior to discovery by the Company that the stock has been transferred to the trustee are treated as held by the purported transferee as agent for the trustee and must be paid to the trustee upon demand, and any dividends or other distributions declared but unpaid after such time shall be paid to the trustee. Votes cast by a purported transferee with respect to Excess Stock prior to the discovery by the Company that the Excess Stock was transferred to the trustee will be rescinded as void and recast in accordance with the desire of the trustee acting for the benefit of the charitable beneficiary. The trustee shall have all rights of ownership of the Excess Stock. As soon as practicable following the receipt of notice from the Company that Excess Stock was transferred to the trustee, the trustee is required to sell such Excess Stock in an arms-length transaction that would not constitute a violation under the Transfer Restrictions. The net proceeds of the sale, after deduction of all costs incurred by the Company, the Transfer Agent, and the trustee, will be distributed first to the violating stockholder in an amount equal to the lesser of such proceeds or the cost incurred by the stockholder to acquire such Excess Stock, and the balance of the proceeds, if any, will be distributed to the charitable beneficiary together with any other distributions with respect to such Excess Stock received by the trustee. If the Excess Stock is sold by the purported transferee, such person will be treated as having sold the Excess Stock as an agent for the trustee, and shall be required to remit all proceeds to the trustee (less, in certain cases, an amount equal to the amount such person otherwise would have been entitled to retain had the trustee sold such shares).

         If the violative transaction results from indirect ownership of stock, the Transfer Restrictions provide a mechanism that is intended to invalidate the ownership of the Company's stock actually owned by the violating stockholder and any persons within such stockholder's control group. Only if such provisions will not be effective to prevent a violation of the Transfer Restrictions will ownership of stock by other persons be invalidated under the Transfer Restrictions.

         The Transfer Restrictions provide that any person who knowingly violates the Transfer Restrictions or any persons in the same control group with such person shall be jointly and severally liable to the Company for, and shall indemnify and hold the Company harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the Company's ability to use its NOLs.

         The Transfer Restrictions do not apply to (i) any transfer described in Section 382(1)(3)(B) of the Code (relating to transfers upon death or divorce and certain gifts) if the transferor held the stock transferred for longer than the entire three-year period preceding the date of the transfer, (ii) any sale of Common Stock by a person who owns more than 4.90% of the outstanding Common Stock on the Closing Date if such sale would not result in a net increase in the amount of stock owned by 5 percent stockholders (as determined for purposes of Section 382) during the three-year period ending on the date of such sale, provided such sale would not otherwise be prohibited under the Transfer Restrictions but for such transferor's ownership of stock of the Company, and
(iii) any transfer which the Board of Directors has approved in writing, which approval may be given in the sole and absolute discretion of Board of Directors after considering all facts and circumstances, including but not limited to future events the occurrence of which are deemed to be reasonably possible.
Such approval may be granted to issue additional stock if the benefits of doing so outweigh the costs of limitations on the availability of the NOLs.

         The Company believes that the Stock Issuance has resulted in the Company having undergone changes in aggregate percentage ownership, as defined in Section 382, such that any additional 5% increment in change of aggregate ownership occurring in the two-year period (and possibly the three-year period) following the Closing Date would result in an ownership change, which in turn would result in a dramatic reduction in the availability of the NOLs to the Company under Section 382. The Company believes that such a reduction would have a negative impact on the Company's earnings per share and on the market for the Company's Common Stock.

         The Company has obtained Standstill Agreements from those holders of warrants to purchase Common Stock who, by exercising such warrants in the three-year period following the Closing Date, might cause the Company to undergo an ownership change within the meaning of Section 382. The Company believes the rights granted to it in the Standstill Agreements are sufficient to block an ownership change through warrant exercise.

         As a result of the Closing of the Stock Issuance and the reincorporation, Steven B. Gruber, a designee of Insurance Partners, and Roger
W. Gilbert, who has no prior affiliation with the Company, have each become members of the Company's Board of Directors. Messrs. Gilbert and Gruber were elected to the Board, contingent on the closing of the Stock Issuance at the Annual Meeting of Shareholders held on April 8, 1997.

         As discussed above under Item 2, pursuant to the Credit Agreement, Superior Pacific has been established as a subsidiary of the Company and as an intermediate holding company holding the stock of SNIC, SPCC, and certain other subsidiaries of the Company. Superior Pacific has pledged all of its assets, including the stock of the operating subsidiaries, as security for the Term Loan to Chase as Administrative Agent under the Credit Agreement.

         In order to secure the consent of CRS III Limited (formerly known as Centre Reinsurance Services (Bermuda) III Limited) to the Term Loan, the Company agreed to extend the term of a warrant to purchase Common Stock issued June 30, 1994 to Centreline Reinsurance Limited (the "Centreline Warrant"), an affiliate of CRS III Limited and Centre Reinsurance Limited. The Centreline Warrant's expiration date was set at April 30, 2002, an extension from June 30, 2001. A warrant issued to Centre Reinsurance Limited in connection with a 1992 financing transaction also expires in April 2002. CRS III Limited is the holder of $20,000,000 in Preferred Securities issued June 30, 1994 by Superior National Capital, L.P., a Bermuda limited partnership ("SNAC"). The proceeds of the issuance of the Preferred Securities were loaned to the Company by SNAC. Under the terms of that loan agreement, the Company was required to secure the consent of CRS III Limited, as the holder of the Preferred Securities, to the Term Loan.

         The Company announced on April 16, 1997, that William L. Gentz had suffered a mild heart attack, been hospitalized and undergone surgery.
Mr. Gentz is expected to resume his duties as President and Chief Executive Officer of the Company in late May 1997.

         On April 12, 1997, the Company retained Prime Advisors, Inc. ("Prime Advisors") as an investment adviser. Prime Advisors will provide portfolio management services and other investment advice to SNIC, Superior (Bermuda), Ltd. and SPCC (the "Regulated Subsidiaries"). Previously, the Company managed its investment portfolio with its own personnel, but used Prime Advisors as an outside consultant from time-to-time. The Regulated Subsidiaries will pay annual investment management fees of $200,000 to Prime Advisors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         As of the date hereof, it is impractical for the Company to provide
the required audited financial information.   The Company will file the required
audited financial information under cover of Form 8-K/A as soon as practicable, but not later than June 24, 1997.

         (B)  PRO FORMA FINANCIAL INFORMATION.

         As of the date hereof, it is impractical for the Company to provide the required pro forma financial information. The Company will file the required pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than June 24, 1997. Selected pro forma financial information for the Company and Pac Rim has been prepared by the Company for the period ending December 31, 1996, and is set forth in the definitive Proxy Statement of the Company dated March 10, 1997; however, investors should review such data in light of the cautionary statements contained therewith and in the "Certain Considerations" section of said Proxy Statement.

         (C)  EXHIBITS.

         2.1 Amended and Restated Agreement and Plan of Merger, dated as of February 17, 1997, among the Company, SNTL Acquisition Corp., and Pac Rim Holding Corporation*
         2.2 Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrant Purchase Agreement ("Debenture Purchase Agreement"), dated September 17, 1997, among the Company, Prac Limited Partnership and Allstate Insurance Company**
         2.3 First Amendment to Debenture Purchase Agreement, dated as of February 17, 1997*
         2.4 Agreement and Plan of Merger by and between Superior National Insurance Group, Inc., a California corporation and Superior National Insurance Group, Inc., a Delaware corporation, dated as of April 8, 1997

         3.1 Certificate of Incorporation of the Company, as currently in effect
         3.2       Bylaws of the Company, to date

         10.1 Stock Purchase Agreement dated as of September 17, 1996, as amended and restated effective as of February 17, 1997, among the Company, Insurance Partners, L.P., Insurance Partners (Offshore) Bermuda, L.P., TJS Partners, L.P. and certain members of the Company's management*


---------------

* Previously filed as an exhibit to the Company's statement on Schedule 13D filed for Pac Rim Holding Corporation, as filed with the Securities and Exchange Commission ("SEC") on February 27, 1997
** Previously filed as an exhibit to the Company's statement on Schedule 13D filed for Pac Rim Holding Corporation, as filed with the SEC on September 26, 1996

                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date:  APRIL 24, 1997
         ----------------


                        SUPERIOR NATIONAL
                           INSURANCE GROUP, INC.


                        By:  /S/ J. Chris Seaman
                           -----------------------------------
                             J. Chris Seaman
                             Executive Vice President

                                    EXHIBIT INDEX


Exhibit
NUMBER                            DESCRIPTION

 2.1 Amended and Restated Agreement and Plan of Merger, dated as of February 17, 1997, among the Company, SNTL Acquisition Corp., and Pac Rim Holding Corporation*
 2.2 Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrant Purchase Agreement (Debenture Purchase Agreement), dated September 17, 1997, among the Company, Prac Limited Partnership and Allstate Insurance Company**
 2.3 First Amendment to Debenture Purchase Agreement, dated as of February 17, 1997*
 2.4 Agreement and Plan of Merger by and between Superior National Insurance Group, Inc., a California corporation and Superior National Insurance Group, Inc., a Delaware corporation, dated as of April 8, 1996
 3.1 Certificate of Incorporation of the Company, as currently in effect
 3.2          Bylaws of the Company, to date
10.1 Stock Purchase Agreement dated as of September 17, 1996, as amended and restated effective as of February 17, 1997, among the Company, Insurance Partners, L.P., Insurance Partners (Offshore) Bermuda, L.P., TJS Partners, L.P. and certain members of the Company's management*

-----------

* Previously filed as an exhibit to the Company's statement on Schedule 13D filed for Pac Rim Holding Corporation, as filed with the Securities and Exchange Commission ("SEC") on February 27, 1997
** Previously filed as an exhibit to the Company's statement on Schedule 13D filed for Pac Rim Holding Corporation, as filed with the SEC on September 26, 1996